UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 15, 2013

RESOLUTE ONCOLOGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-166848	27-0535237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1200 Route 22 East, Suite 2000, Bridgewater New Jersey 08807
(Address of principal executive offices)

908 253-3590
(Registrant's telephone number, including area code)

4759 Kester Avenue, Sherman Oaks, CA 91403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Resolute Oncology Inc. entered into a possible merger on September 9th, 2013 with Update Pharma.

The Company has since change the agreement and now will be assigning the assets and liabilities of the Company’s European operation, Resolute Oncology Limited and Resolute Oncology GmbH, to Update Pharma.

This new agreement with Update Pharma will have Resolute Oncology Inc. survive as the sole entity under a new company name. Update Pharma will assume the company’s name “Resolute Oncology Inc.” in the asset purchase. Update Pharma and Resolute Oncology Inc. will in the 45 days of the date hereof and subject to the satisfactory completion of the due diligence of the Company a definitive asset purchase agreement to be executed by both parties. Resolute Oncology, Inc. shall assign all assets and liabilities of Resolute Oncology Limited (all contracts and purchase agreements including relevant regulatory documents, licensing agreement, name and marketing authorization) to Update Pharma in the asset purchase.

Management

Update Pharma will offer employment to existing management in our European operation and assign two board seats to the new company. William Garner will join the Board of Directors. John Rothman and Sean Maenpaa shall be engaged by the new company as CEO and Chief Commercial Officer.

Update Pharma will issues 2,500,000 million shares of its common stock (restricted) for the purchase price. The stock will be issued pursuant to an exemption from registration pursuant to Regulation D promulgated under the Securities Act of 1933. The closing will be subject to availability of financing, which is satisfied by the issuance of the Aegis $25 million dollar IPO commitment letter.

Update Pharma will continue Resolute Oncology, Inc. and its subsidiaries line-up of generic oncology products, its in house sales force with accounts in Europe and Update Pharma’s proprietary drug. The company will continue in development of its lead compound UPI- 928 for the treatment of acute myeloid leukemia, recurrent breast cancer and other indications. The new company will continues to expand its line up and to work with leader in the field of oncology. The agent development of UPI-928 was developed in the 1980’s by Lederie Laboratory and has been through phase 1, 2 and 3 had 33 clinical trial at the National Cancer Institute. Update Pharma is filing for this intellectual property and intends to use existing regulatory mechanisms to accelerate the development process based upon the extensive body of historical data. This will become part of the new REON co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013	RESOLUTE ONCOLOGY INC.

By: /s/Blair Sorby
Blair Sorby
President, Director

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